                                                                     EXHIBIT 4.7


                            Stockholders Agreement
                            ----------------------

- -------------------------------------------------------------------------------

                             STOCKHOLDERS AGREEMENT


                           Dated as of June 10, 1996


                                     Among


                                RBX GROUP, INC.,

                                      AND

                AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND, L.P.

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

                               TABLE OF CONTENTS
                               -----------------

                                                     PAGE
                                                     ----
Section 1.     Definitions..........................  1

Section 2.     Voting Arrangements..................  1

Section 3.     Additional Restrictions on Transfer..  2
       (a)     Stock Legend.........................  2
       (b)     Additional Legends...................  2
       (c)     Opinion of Counsel...................  2

Section 4.     Participation Rights.................  2

Section 5.     Registration Rights..................  2

Section 6.     Transfers in Violation of Agreement..  2

Section 7.     Amendment and Waiver.................  2

Section 8.     Severability.........................  3

Section 9.     Entire Agreement.....................  3

Section 10.    Successors and Assigns...............  3

Section 11.    Counterparts.........................  3

Section 12.    Remedies.............................  3

Section 13.    Notices..............................  3

Section 14.    Governing Law........................  4

Section 15.    Descriptive Headings.................  4

Section 16.    Termination; Survival................  4

                             STOCKHOLDERS AGREEMENT
                             ----------------------


          This STOCKHOLDERS AGREEMENT (this "AGREEMENT") is dated as of June 10, 1996 among RBX GROUP, INC., a Delaware corporation (the "COMPANY"), AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND, L.P., a Delaware limited partnership ("AIP" and/or the "STOCKHOLDER").

          The parties hereby agree as follows:

          SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms have the indicated meanings:

          "AIP" is defined in the preface.

          "AIP SHARES" means (a) all shares of Common Stock held by AIP and (b) all shares of Common Stock or other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. AIP Shares shall cease to be such when they have been sold (i) pursuant to a registered public offering under the Securities Act or (ii) to the public pursuant to Rule 144 under the Securities Act, or any successor provision.

          "BOARD" means the Company's Board of Directors.

          "COMMON STOCK" means the Company's common stock, par value $.01 per share.

          "PERSON" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other legal entity.

          "QUALIFIED PUBLIC OFFERING" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock having an aggregate offering value (before underwriters' discounts and selling commissions) of at least $30 million.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "STOCKHOLDER" is defined in the preface.


          SECTION 2. VOTING ARRANGEMENTS. Stockholder agrees that it will vote, or cause to be voted, all voting securities of the Company over which it has the power to vote or direct the voting in the manner provided for Stockholders in Section 2 of the Stockholder Agreement, dated as of October 16, 1995, between and among RBX Group, Inc. and its Shareholders (the "Shareholders Agreement, dated as of October 16, 1995"), a copy of which is attached as
Exhibit 1.

          SECTION 3.     RESTRICTIONS ON TRANSFER.

          (a) STOCK LEGEND. The certificates representing AIP Shares shall bear the following legends:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 10, 1996, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

          (b) ADDITIONAL LEGENDS. The certificates representing AIP Shares shall bear the following legend in addition to the legend set forth in Section 6(a) above:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE AIP SHARES UNDER, AND ARE SUBJECT TO, A STOCKHOLDERS AGREEMENT DATED AS OF JUNE 10, 1996, AMONG RBX GROUP, INC. AND AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND, L.P., A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE PRINCIPAL PLACE OF BUSINESS OF RBX GROUP, INC.

          (c) OPINION OF COUNSEL. No holder of AIP Shares may sell, transfer or dispose of any such stock (other than pursuant to an effective registration statement under the Securities Act) without first delivering to the Company, if the Company so requests, an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

          SECTION 4. PARTICIPATION RIGHTS. AIP shall have the same Participation Rights as the "Other Stockholders" have under Section 8 of the Stockholders Agreement, dated as of October 16, 1996.

          SECTION 5.     REGISTRATION RIGHTS.   At any time after the date
hereof, the holders of a majority of the then outstanding AIP Shares shall have the right to require the Company to effect up to two registrations of their Common Stock in the manner prescribed for holders of AIP Shares in Section 9 of the Stockholders Agreement, dated as of October 16, 1995.

          SECTION 6.     TRANSFERS IN VIOLATION OF AGREEMENT.   Any transfer or
attempted transfer of any AIP Shares in violation of this Agreement shall be void, and the Company shall not be obligated to record such transfer on its books or treat any purported transferee of such AIP Shares as the owner of such shares for any purpose.

          SECTION 7. AMENDMENT AND WAIVER. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or Stockholder unless such amendment or waiver is approved in writing by the Company and

Stockholder. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

          SECTION 8.     SEVERABILITY.   If any provision of this Agreement is
held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          SECTION 9. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          SECTION 10. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, and the Stockholder and its respective permitted successors and assigns so long as such Stockholder and its respective permitted successors and assigns hold AIP Shares.

          SECTION 11. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 12. REMEDIES. The Company and Stockholder shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          SECTION 13. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at its address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of AIP Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

          The Company's address is:      c/o RBX Group, Inc.
                                         5221 ValleyPark Drive
                                         Roanoke, Virginia 24019
                                         Attention:  President

          with a copy to:                American Industrial Partners
                                         One Maritime Plaza, Suite 2525
                                         San Francisco, CA 94111
                                         Attention: W. Richard Bingham

          SECTION 14. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of New York.

          SECTION 15. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          SECTION 16. TERMINATION; SURVIVAL. Section 2 hereof shall terminate on the date on which AIP owns less than 20% of the outstanding Common Stock of the Company. All rights and obligations under Sections 3, 4 and 5(c) hereof shall terminate upon the consummation of a Qualified Public Offering.

                                 [END OF PAGE]
                            [SIGNATURE PAGES FOLLOW]

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